EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

Archer-Daniels-Midland Company
Subsidiaries of the Registrant
December 31, 2018

The following is a list of the Company's subsidiaries as of December 31, 2018, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X of the United States Securities and Exchange Commission (17 CFR 210.1-02(w)).

Entity Name	Country	Domestic Jurisdiction
ADM (Shanghai) Management Co., Ltd.	China
ADM (Thailand) Ltd.	Thailand
ADM Ag Holding Limited	British Virgin Islands
ADM Agri-Industries Company	Canada
ADM Agro Iberica S.L.U.	Spain
ADM Agro Industries India Private Limited	India
ADM Agro Industries Kota & Akola Private Limited	India
ADM Agro S.R.L.	Argentina
ADM AgroInvestimentos Ltda.	Brazil
ADM Alliance Nutrition of Puerto Rico, LLC	Puerto Rico
ADM Americas S. de R.L.	Panama
ADM Andina Peru S.R.L.	Peru
ADM ANTWERP NV	Belgium
ADM Arkady Ireland Limited	Ireland
ADM Arkady Limited	United Kingdom
ADM Asia-Pacific Trading Pte. Ltd.	Singapore
ADM Australia Holdings I Pty Limited	Australia
ADM Bio Science & Technology (Tianjin) Co. Ltd.	China
ADM Bio-Productos, S.A. de C.V.	Mexico
ADM Bulgaria Trading EOOD	Bulgaria
ADM Caribbean Inc.	St. Lucia
ADM Chile Comercial Limitada	Chile
ADM Clinton BioProcessing, Inc.	United States	Delaware
ADM Czernin S.A.	Poland
ADM Direct Polska Sp. z o.o.	Poland
ADM do Brasil Ltda.	Brazil
ADM Dominican Holdings, Inc.	United States	Delaware
ADM Edible Bean Specialties, Inc.	United States	Michigan
ADM Europe Holdco S.L.	Spain
ADM European Holdings, LLC	United States	Delaware
ADM European Management Holding B.V. & Co. KG	Germany
ADM Expatriate Services, Inc.	United States	Delaware
ADM Export Co.	United States	Delaware
ADM Germany GmbH	Germany

Entity Name	Country	Domestic Jurisdiction
ADM Grain River System, Inc.	United States	Delaware
ADM Hamburg Aktiengesellschaft	Germany
ADM Holding (Thailand) Ltd.	Thailand
ADM Holdings LLC	United States	Delaware
ADM Hungary Agro Trading LLC	Hungary
ADM Industries Centers Ltd.	Israel
ADM International Holdings, Inc.	United States	Delaware
ADM International Sàrl	Switzerland
ADM Interoceanic Ltd	Mauritius
ADM Investments Limited	Cayman Islands
ADM Investor Services International Limited	United Kingdom
ADM Investor Services, Inc.	United States	Delaware
ADM Ireland Holdings Ltd.	Ireland
ADM Ireland Receivables Company Limited	Ireland
ADM Japan Ltd.	Japan
ADM Mainz GmbH	Germany
ADM Malbork S.A.	Poland
ADM Management Ltd.	Cayman Islands
ADM Medsofts Sarl	Switzerland
ADM Mexico S.A. de C.V.	Mexico
ADM Mexico, Inc.	United States	Delaware
ADM Milling Co.	United States	Minnesota
ADM Milling Limited	United Kingdom
ADM New Zealand Ltd.	New Zealand
ADM Olomouc S.R.O.	Czech Republic
ADM Paraguay S.R.L.	Paraguay
ADM Protexin Limited	United Kingdom
ADM Pura Limited	United Kingdom
ADM Receivables, LLC	United States	Delaware
ADM Rice, Inc.	United States	Delaware
ADM Ringaskiddy Unlimited Company	Ireland
ADM ROMANIA LOGISTICS SRL	Romania
ADM Romania Trading SRL	Romania
ADM Specialty Ingredients (Europe) B.V.	Netherlands
ADM Spyck GmbH	Germany
ADM Szamotuly Sp. z o.o.	Poland
ADM Trading Australia Pty. Ltd.	Australia
ADM Transportation Company	United States	Delaware
ADM Trucking, Inc.	United States	Delaware
ADM WILD Europe GmbH & Co. KG	Germany
ADM WILD Ingredients GmbH	Germany
ADM WILD Nauen GmbH	Germany

Entity Name	Country	Domestic Jurisdiction
ADM Wild Netherlands BV	Netherlands
ADM WILD Valencia	Spain
ADM Worldwide Holdings L.P.	Cayman Islands
ADMIS Holding Company, Inc.	United States	Delaware
ADMIS Hong Kong Limited	Hong Kong
ADMIS Singapore Pte. Limited	Singapore
Agri Port Services Investments Ltd.	Cayman Islands
Agri Port Services, LLC	United States	Delaware
Agrinational Insurance Company	United States	Vermont
Agrinational Ltd	Cayman Islands
Agrograin, Ltd.	Cayman Islands
Alfrebro, LLC	United States	Ohio
Alfred C. Toepfer International Netherlands B.V.	Netherlands
American River Transportation Co., LLC	United States	Delaware
Amylum Bulgaria EAD	Bulgaria
Amylum Nisasta Sanayi Ve Ticaret Anonim Sirketi	Turkey
Archer Daniels Midland (UK) Limited	United Kingdom
Archer Daniels Midland Asia-Pacific Limited	Hong Kong
Archer Daniels Midland Erith Limited	United Kingdom
Archer Daniels Midland Europe B.V.	Netherlands
Archer Daniels Midland Europoort B.V.	Netherlands
Archer Daniels Midland Nederland B.V.	Netherlands
Archer Daniels Midland Singapore, Pte. Ltd.	Singapore
Arinos Unlimited	Trinidad
AT Holdings II Company	United States	Delaware
Barbados Mills Limited	Barbados
Bela Vista Bio Etanol Participacoes Ltda.	Brazil
BIOPOLIS, S.L.	Spain
Chamtor	France
CI ADM Colombia Ltda.	Colombia
Controladora ADM, S.A. DE C.V.	Mexico
Cronos Industria e Comercio Ltda	Brazil
Crosswind Industries, Inc.	United States	Kansas
Crosswind Petfoods, Inc.	United States	Kansas
Eatem Corporation	United States	New Jersey
Global Cocoa Holdings Ltd.	Cayman Islands
Golden Peanut and Tree Nut Seed SA (Pty) Ltd.	South Africa
Golden Peanut and Tree Nuts S.A.	Argentina
Golden Peanut Company, LLC	United States	Georgia
GP Blanching, Inc.	United States	Georgia
HFR Shipping Company Ltd.	The Republic of the Marshall Islands

Entity Name	Country	Domestic Jurisdiction
HRA Shipping Company Ltd.	The Republic of the Marshall Islands
HTI Shipping Company Ltd.	The Republic of the Marshall Islands
Jamaica Flour Mills Limited	Jamaica
LLC ADM Trading Ukraine	Ukraine
Master Mix of Trinidad Limited	Trinidad
Medsofts for Import Co,	Eqypt
Medsofts Investment Co.	Egypt
Medsofts L.L.C.O.	Egypt
Medsofts Trading Co.	Egypt
Mepla Comercio e Navegacaoes Ltda.	Brazil
Minmetal S.R.L.	Romania
Naviera Chaco S.R.L.	Paraguay
NRG, Inc.	United States	Illinois
Olenex C.V.	Netherlands
Premiere Agri Technologies Asia, Inc.	United States	Delaware
Premiere Agri Technologies of Mexico, Inc.	United States	Delaware
Pura Foods Limited	United Kingdom
Rodelle Inc.	United States	Colorado
Societe Industrielle des Oleagineaux-SIO	France
Southern Cellulose Products, Inc.	United States	Tennessee
Soy Investors, LLC	United States	Iowa
Specialty Commodities, Inc.	United States	North Dakota
Szabadegyhazi Szolgaltato es Vagyonkezelo KFT	Hungary
Wild Affiliated Holdings, Inc.	United States	Nevada
Wild Amazon Flavors Ltda.	Brazil
Wild Flavors (Beijing) Ltd.	China
Wild Flavors International GmbH	Switzerland
Wild Flavors Singapore Pte. Ltd.	Singapore
Wild Flavors, Inc.	United States	Delaware
Wild Intermare GmbH	Germany
Wild Russia LLC	Russia